Wolfpack Energy Services, LLC and Subsidiaries

Consolidated Financial Report
March 31, 2026

Table of Contents
Wolfpack Energy Services, LLC

Wolfpack Energy Services, LLC
Condensed Consolidated Balance Sheets
(In millions of U.S. dollars)

	March 31, 2026	December 31, 2025
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$0.1	$0.3
Accounts receivable–trade, net of allowance of $0.0 and $0.0	7.6	7.1
Inventories, net	0.4	0.3
Prepaid expenses and other current assets	1.4	0.4
Total current assets	9.5	8.1
Property and equipment, net	13.5	14.2
Right-of-use asset	1.9	2.2
Total assets	24.9	24.5
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4.5	$4.0
Accrued liabilities	1.5	1.1
Current portion of long-term debt	2.6	3.5
Current portion of operating lease liabilities	0.5	0.6
Current portion of finance lease liabilities	0.2	0.3
Total current liabilities	9.3	9.5
Long-term debt, net of current portion	4.1	2.6
Long-term operating lease liabilities	1.2	1.3
Long-term finance lease liabilities	0.2	0.1
Members’ Equity	10.1	11.0
Total liabilities and members’ equity	24.9	24.5
See accompanying notes to condensed consolidated financial statements.

Wolfpack Energy Services, LLC
Condensed Consolidated Statement of Operations
(In millions of U.S. dollars)
(Unaudited)

Three Months Ended
March 31, 2026
Revenues	$10.2
Costs and expenses:
Cost of sales	7.9
Depreciation and amortization	1.5
Selling, general and administrative	1.6
Operating (loss) income	(0.8)
Non-operating expense:
Interest expense	0.1
Net (loss) income before income tax	(0.9)
Income tax expense	0.0
Net (loss) income	(0.9)

See accompanying notes to condensed consolidated financial statements.

Wolfpack Energy Services, LLC
Condensed Consolidated Statement of Members’ Equity
Three Months Ended March 31, 2026
(In millions of U.S. dollars and shares)
(Unaudited)

Balance at December 31, 2025	11.0
Net loss	(0.9)
Balance at March 31, 2026	10.1

See accompanying notes to condensed consolidated financial statements.

Wolfpack Energy Services, LLC
Condensed Consolidated Statement of Cash Flows
(In millions of U.S. dollars)
(Unaudited)

Three Months Ended
March 31, 2026
Cash flows from operating activities:
Net (loss) income	$(0.9)
Adjustments to reconcile net loss to net cash flows used in operating activities
Depreciation and amortization	1.5
Changes in operating assets and liabilities:
Accounts receivable	(1.7)
Inventories	0.0
Prepaid expenses and other current and non-current assets	0.3
Accounts payable	1.1
Other current and non-current liabilities	(0.2)
Net cash flows used in operating activities	0.1
Cash flows from investing activities:
Purchases of property and equipment	(0.6)
Net cash flows used in investing activities	(0.6)
Cash flows from financing activities:
Proceeds from note payable	0.3
Net cash flows used in financing activities	0.3
Net change in cash and cash equivalents	(0.2)
Cash and cash equivalents, beginning of period	0.3
Cash and cash equivalents, end of period	0.1

Supplemental disclosures of cash flow information:
Cash paid during period for interest	0.1
Supplemental schedule of non-cash activities:
Property and equipment financed through long-term debt	0.4

See accompanying notes to condensed consolidated financial statements.

Wolfpack Energy Services, LLC
Notes to Condensed Consolidated Financial Statements
(Unaudited – U.S. dollars in millions, except per share data)

NOTE 1 - Description of Business and Basis of Presentation

Description of Business

Wolfpack Energy Services, LLC (the “Company”, “Wolfpack”, “Wolfpack Energy Services”, “we”, “us” or “our”) is a provider of temporary well-site accommodations and ancillary equipment and provides related services such as water and sewage facilities to onshore oil and gas companies throughout the United States. The Company is headquartered in Fulshear, Texas.

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) for interim financial information. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. All adjustments which, in the opinion of the Company’s management, are considered necessary for a fair presentation of the results of operations for the periods shown are of a normal recurring nature and have been reflected in the condensed consolidated financial statements. The results of operations for the periods presented are not necessarily indicative of the results expected for the full year 2026 or for any future period. The information included in these condensed consolidated financial statements should be read in conjunction with the condensed consolidated financial statements and accompanying notes included in the Company’s 2025 Consolidated Financial Report issued on August 6, 2026.

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts and related disclosures. Actual results could differ from those estimates.

Certain items in the 2025 consolidated financial statements have been reclassified to conform to the 2026 consolidated financial statements. These items have no impact on net income for the year ended December 31, 2025.

NOTE 2 – Long-Term Debt
Long-term debt consisted of the following:

	March 31, 2026	December 31, 2025
Notes payable to a financial institution, bearing interest ranging from 4.05% to 7.44%, principal and interest payments are due monthly until maturities ranging at various dates through August 2028. The notes are secured by equipment.	$1.1	$1.0
Equity redemption to redeem and purchase a former member’s shares, bearing interest at 5.4%, principal and interest payments are due annually until the amount is paid in full.	0.2	0.2
Notes payable to a financial institution, bearing interest at 10.00%, principal and interest payments are due monthly until maturity in January 2029. The note is secured by equipment.	0.1	0.1
Note payable to a financial institution, bearing interest at 8.99%, principal and interest payments are due monthly until maturity in July 2027. The note is secured by equipment.	0.3	0.4
Note payable to a financial institution, bearing interest at 8.99%, principal and interest payments are due monthly until maturity in May 2028. The note is secured by equipment.	0.1	0.1
Note payable to a financial institution, bearing interest at 7.75%, principal and interest payments are due monthly until maturity in December 2027. The note is secured by equipment.	0.1	0.1
Note payable to a financial institution, bearing interest at 13.74%, principal and interest payments are due monthly until maturity in September 2027. The note is secured by equipment.	0.0	0.0
Notes payable to a financial institution, bearing interest between 6.25%-7.25%, principal and interest payments are due monthly until maturity in November 2028. The notes are secured by equipment.	1.2	1.3
Note payable to a financial institution, bearing interest at 7.25%, principal and interest payments are due monthly until maturity in January 2030. The note is secured by equipment.	0.1	0.2
Note payable to a financial institution, bearing interest at 6.74%, principal and interest payments are due monthly until maturity in March 2031. The note is secured by equipment.	0.7	0.5
Note payable to a financial institution, bearing interest at 4.99%, principal and interest payments are due monthly until maturity in September 2030. The note is secured by equipment.	0.1	0.1
Total notes payable	4.1	4.0
Less current portion	1.3	1.3
Long-term portion of notes payable, net	2.8	2.7

NOTE 3 – Line of Credit

In June 2015, the Company entered into a $1 million equipment line of credit facility with a bank bearing interest at 4.5% and maturing in September 2025. The credit facility has a first lien on all assets not collateralized by the equipment loans and a second lien on the assets collateralized by the equipment loans of the Company and is guaranteed by a member. In October 2023, the Company increased the credit amount to $2 million. The Company entered into a replacement equipment line of credit in October 2025 with a new bank and increased the credit amount to $3.0 million. As of March 31, 2026 and December 31, 2025, there was $2.6 million and $2.2 million outstanding under this credit facility, respectively.

NOTE 4 – Commitments and Contingencies
The Company is committed under various non-cancelable operating leases for properties, office space and certain office equipment through 2029. The remaining terms of these leases range from one to four years and the leases generally permit renewal periods at the Company’s option.
NOTE 5 – Risk and Uncertainties
Global Affairs
Due to recent event in the Middle East and around the globe, the Company has taken several measures to monitor and mitigate the effect of US sanctions, tariffs and any other global actions that could have impact on the Company’s operations. At this time, any negative impact on the Company’s business and results have not been significant and based on Management’s experience to date the Company expects this to remain the case.
NOTE 6 – Subsequent Events
The Company evaluated events and transactions occurring after the balance sheet date, but before the consolidated financial statements are available to be issued. The Company evaluated such events and transactions through the date the financial statements were available for issuance and noted the following:
On June 2, 2026, substantially all of the assets of WolfPack Rentals, LLC were acquired by KLX Energy Services Holdings, Inc. for total consideration of approximately $16.9 million. The transaction occurred subsequent to March 31, 2026 and, accordingly, is not reflected in the accompanying consolidated financial statements.